Exhibit C

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                          REGISTRATION RIGHTS AGREEMENT

                                 by and between

                           TransTechnology Corporation

                                       and

                  The Stockholders listed on Schedule A hereto

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                          Dated as of February 17, 2006






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                                Table of Contents


1.  Certain Definitions........................................................1

2.  Demand Registrations.......................................................3

3.  Shelf Registration.........................................................6

4.  Piggyback Registrations....................................................8

5.  Other Registrations........................................................9

6.  Selection of Underwriters..................................................9

7.  Holdback Agreements........................................................9

8.  Procedures................................................................10

9.  Registration Expenses.....................................................14

10. Indemnification...........................................................15

11. Rule 144..................................................................17

12. Transfer of Registration Rights...........................................17

13. Miscellaneous.............................................................18


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                             Index of Defined Terms


Affiliate......................................................................1
Agreement......................................................................1
Business Day...................................................................1
Closing Date...................................................................1
Common Stock...................................................................1
Company........................................................................1
Delay Period...................................................................1
Demand Registration............................................................1
Demand Registration Statement..................................................1
Exchange Act...................................................................2
Full Cooperation...............................................................2
Fully Marketed Underwritten Offering...........................................2
Governmental Entity............................................................2
Nasdaq.........................................................................2
NYSE...........................................................................2
Person.........................................................................2
Piggyback Registration.........................................................2
Piggyback Registration Statement...............................................2
Prospectus.....................................................................2
Registrable Common Stock.......................................................2
Registration Expenses..........................................................3
Registration Statement.........................................................3
Rule 144.......................................................................3
Rule 415.......................................................................3
SEC............................................................................3
Securities Act.................................................................3
Shelf Registration.............................................................3
Shelf Registration Statement...................................................3
Stock Purchase Agreement.......................................................3
Stockholder....................................................................3
underwritten registration or underwritten offering.............................3


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      REGISTRATION RIGHTS AGREEMENT dated as of February 17, 2006, by and between TransTechnology Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company listed in Exhibit A hereto (together, the "Stockholders").

      In consideration of the mutual covenants and agreements herein contained, and the entering into of the Stock Purchase Agreements, and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

      1. Certain Definitions.

      In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

      "Affiliate" of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

      "Business Day" means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Closing Date" has the meaning set forth in the Stock Purchase Agreements.

      "Common Stock" means common stock, par value $.01 per share, of the Company.

      "Company" has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 14(c) hereof.

      "Delay Period" has the meaning set forth in Section 2(f) hereof.

      "Demand Registration" has the meaning set forth in Section 2(a) hereof.

      "Demand Registration Statement" has the meaning set forth in Section 2(b) hereof.

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      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Full Cooperation" means, in connection with any underwritten offering, where, in addition to the cooperation otherwise required by this Agreement, (a) members of senior management of the Company (including the chief executive officer and chief financial officer) fully cooperate with the underwriter(s) in connection therewith and make themselves available to participate in "road-shows" and other customary marketing activities in such locations (domestic and foreign) as reasonably recommended by the underwriter(s) (including one-on-one meetings with prospective purchasers of the Registrable Common Stock) and (b) the Company prepares preliminary and final prospectuses (preliminary and final prospectus supplements in the case of an offering pursuant to the Shelf Registration Statement) for use in connection therewith containing such additional information as reasonably requested by the underwriter(s) (in addition to the minimum amount of information required by law, rule or regulation).

      "Fully Marketed Underwritten Offering" means an underwritten offering in which there is Full Cooperation.

      "Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

      "Nasdaq" means the Nasdaq quotation system, or any successor reporting system.

      "NYSE" means the New York Stock Exchange, Inc.

      "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

      "Piggyback Registrations" has the meaning set forth in Section 4(a) hereof.

      "Piggyback Registration Statement" has the meaning set forth in Section 4(a) hereof.

      "Prospectus" means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

      "Registrable Common Stock" means (i) any shares of Common Stock issued pursuant to the Stock Purchase Agreements, and (ii) any other securities into or for which the Common Stock referred to in clause (i) has been converted, substituted or exchanged,

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and any securities issued or issuable with respect thereto upon any stock dividend or stock split or in connection with a combination of shares, reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

      "Registration Expenses" has the meaning set forth in Section 9(a) hereof.

      "Registration Statement" means any registration statement of the Company that covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

      "Rule 144" means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

      "Rule 415" means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shelf Registration" has the meaning set forth in Section 3(a) hereof.

      "Shelf Registration Statement" has the meaning set forth in Section 3(a) hereof.

      "Stockholders" has the meaning set forth in the introductory paragraph.

      "Stock Purchase Agreements" shall mean those Stock Purchase Agreements, dated as of February 15, 2006, by and among the Company and the Stockholders.

      "underwritten registration or underwritten offering" means an offering in which securities of the Company are sold to one or more underwriter (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

      2. Demand Registrations.

      (a) Demand Registration on Form S-1. At any time after September 30, 2006, a Stockholder or Stockholders holding in the aggregate at least a majority of the Registrable Common Stock then outstanding may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) providing for the resale pursuant to Rule 415 from time to time by the Stockholders of Registrable Common Stock owned by such Stockholder or Stockholders having an aggregate value of at least

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$6,250,000 (based on the market price on the date of such request) (a "Demand
Registration"), in accordance with the methods of distribution set forth in such Demand Registration Statement (as defined below) (which plan of distribution is attached hereto as Exhibit A, modified to be consistent with then current market practice and in accordance with then applicable securities laws, rules and regulations); provided, however, that if the Stockholders requesting a Demand Registration pursuant to this Section 2(a) intend to distribute the Registrable Common Stock by means of an underwriting, the Demand Registration shall not provide for resale pursuant to Rule 415 and the plan of distribution shall be that plan of distribution provided by the lead underwriter for the underwritten offering. As promptly as practicable after such request, but in any event within 60 days of such request by the Stockholder, the Company shall file a registration statement on Form S-1 or such other form under the Securities Act then available to the Company. The Company shall use its best efforts to cause a Demand Registration Statement to be declared effective by the SEC as promptly as practicable following such filing. In connection with each such Demand Registration, the Company shall cause there to occur Full Cooperation. Notwithstanding anything to the contrary herein, the right to request a Demand Registration pursuant to this Section 2(a) shall be suspended upon the Company becoming eligible to file a Registration Statement on Form S-3 (or any successor form), provided that the Company has filed a Shelf Registration Statement (as defined below) and such Shelf Registration Statement has been declared effective by the SEC. The foregoing notwithstanding, the Stockholders shall be entitled to exercise their Demand Registration rights during the term of this Agreement in the event (i) the Company is no longer eligible to use Form S-3, (ii) the Shelf Registration is withdrawn prior to the time period specified in the third sentence of Section 3(b) or (iii) sales under the Shelf Registration Statement are suspended for periods in excess of those set forth in the last sentence of
Section 3(b).

      (b) Notice of Demand Registration on Form S-1. Upon receipt of any request for a Demand Registration, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within fifteen (15) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Common Stock as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2(d). Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration of all Registrable Common Stock which the Company has been requested to so register (the "Demand Registration Statement").

      (c) Number of Demand Registrations. The Stockholders shall be entitled to request two (2) Demand Registrations pursuant to Section 2(a). For purposes of this Section 2(c), a Demand Registration pursuant to Section 2(a) shall not be counted (i) until such time as the Demand Registration Statement has been declared effective by the SEC (provided that the requesting Stockholders may withdraw their request for such registration and such request shall not count as a Demand Registration if (X) such withdrawal is as a result of information concerning the business or financial condition of

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the Company which is made known to the Stockholders after the date on which such registration was requested or (Y) the Stockholders making such demand agree to pay the Registration Expenses therefor pursuant to Section 9; or (ii) if, as a result of an exercise of the underwriter's cut-back provisions, less than 50% of the total amount of Registrable Common Stock that Stockholders have requested to be included in such Demand Registration Statement are sold.

      (d) Number of Fully Marketed Underwritten Offerings. The Stockholders shall be entitled to request no more than three (3) underwritten offerings pursuant to all of the Demand Registration Statements and Shelf Registration Statements and no more than one (1) underwritten offering pursuant to all of the Demand Registration Statements and Shelf Registration Statements in any 12 month period that requires involvement by management of the Company in road-show or similar marketing activities (a "Fully Marketed Underwritten Offering). If the Stockholders requesting a Demand Registration pursuant to Section 2(a) intend to distribute the Registrable Common Stock covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2(a) and the Company shall include such information in its written notice referred to in Section 2(b). In such event, (i) the right of any other Stockholders to include their Registrable Common Stock in such registration pursuant to Section 2(a) shall be conditioned upon such other Stockholder's participation in such underwriting on the terms set forth herein, and (ii) all Stockholders including Registrable Common Stock in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Stockholders greater than the obligations of the Stockholders pursuant to Section 9. If the Stockholders request a Fully Marketed Underwritten Offering, the Company shall cause there to occur Full Cooperation in connection therewith. An underwritten offering shall not count as one of the permitted Fully Marketed Underwritten Offerings if there is not Full Cooperation in connection therewith.

      (e) Priority on Demand Registrations. If, in connection with a Demand Registration pursuant to Section 2(a), the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to Registrable Common Stock requested by the Stockholder or Stockholders to be included in such registration, (ii) second, to the shares of Common Stock to be sold for the account of Company, and
(iii) third, among all shares of Common Stock requested to be included in such registration by any other Persons allocated among such Persons in such manner as they may agree.

      (f) Restrictions on Demand Registrations. If at the time of any request to register Registrable Common Stock by a Stockholder or Stockholders pursuant to

Section 2(a), the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors by a majority of its Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 90 days from the date of such request, such right to delay a request to be exercised by the Company not more than twice in any 12-month period but in no event may such two 90-day periods be consecutive or so close in proximity as to cause a delay with respect to the filing of a Demand Registration Statement to be longer than 120 days. The period during which any filing is so delayed hereunder is referred to as a "Delay Period". In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Demand Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Stockholders to such effect, and, upon receipt of such notice, each of the Stockholders shall immediately discontinue any sales of Registrable Common Stock pursuant to such Demand Registration Statement until each of the Stockholders has received copies of a supplemented or amended Prospectus or until each of the Stockholders is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under the preceding sentence to suspend sales of Registrable Common Stock for a period in excess of 60 days consecutively or 90 days in any 365-day period.

      (g) Effective Period of Demand Registrations. Subject to Sections 8(a)(ii), after any Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its best efforts to keep such Demand Registration Statement effective for a period of at least one (1) year from the date on which the SEC declares such Demand Registration Statement effective plus the duration of any Delay Period and any period during which the use of a Prospectus is suspended pursuant to Section 2(f), or such shorter period that shall terminate on the earliest of (x) when all of the Registrable Common Stock covered by such Demand Registration Statement has been sold pursuant to such Demand Registration Statement in accordance with the plan of distribution set forth therein, and (y) when, in the opinion of counsel to the Stockholders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

      3. Shelf Registrations.

      (a) Shelf Registration on Form S-3. As soon as the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), the Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable, a Registration Statement on Form S-3 (or any successor thereto) relating to the offering on a continuous or delayed basis pursuant to Rule 415 from time to time by the Stockholders of all then outstanding Registrable

Common Stock (a "Shelf Registration" and any such Registration Statement filed on Form S-3 (or any successor thereto) a "Shelf Registration Statement"), in each case, in accordance with the methods of distribution set forth in such Shelf Registration Statement (which plan of distribution is attached as hereto as Exhibit A modified to be consistent with then current market practice and in accordance with then applicable securities laws, rules and regulations) and, thereafter, shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter. Notwithstanding the foregoing, the Company may be able combine a Shelf Registration Statement from primary and/or secondary offerings. Furthermore, the Company shall not be required to prepare and file a Shelf Registration Statement if all Registrable Common Stock shall have been sold or when, in the opinion of counsel to the Stockholders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

      (b) Limitations on Takedowns. There shall be no limit on the aggregate number of takedowns, off such Shelf Registration Statement; provided, however, that the Company shall not be obligated to effect (i) more than three (3) Fully Marketed Underwritten Offerings off such Shelf Registration Statements, (ii) one Fully Marketed Underwritten Offering off such Shelf Registration Statement in any 12-month period, or (iii) a takedown within ninety (90) days after the pricing date of a Fully Marketed Underwritten Offering off any Shelf Registration. The Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement pursuant to this Section 3(b) continuously effective (including by filing supplements and amendments) in order to permit the Prospectus forming part thereof to be usable by the Stockholders for such period that will terminate upon the earliest to occur of the following: (X) when all Registrable Common Stock have been sold pursuant to such Shelf Registration Statement, (Y) when, in the opinion of counsel to the Stockholders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto and (Z) three (3) years from the effective date of such Shelf Registration Statement. In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Shelf Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Stockholders to such effect, and, upon receipt of such notice, each of the Stockholders shall immediately discontinue any sales of Registrable Common Stock pursuant to such Shelf Registration Statement until each of the Stockholders has received copies of a supplemented or amended Prospectus or until Stockholders are advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under the preceding sentence to suspend sales of Registrable Common Stock for a period in excess of 60 days consecutively or 90 days in any 365-day period.

      (c) Priority on Shelf Registrations. If, in connection with a Shelf Registration pursuant to this Section 3, the managing underwriter shall advise the Company that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to the securities to be sold for the account of the Company, (ii) second, to Registrable Common Stock requested by the Stockholders to be included in such registration and (iii) third, among all shares of Common Stock requested to be included in such registration by any other Persons allocated among such Persons in such manner as they may agree.

      4. Piggyback Registrations.

      (a) Right to Piggyback. Whenever the Company proposes to publicly sell or register for sale any of its common equity securities pursuant to a registration statement (a "Piggyback Registration Statement") under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a "Piggyback Registration"), the Company shall give prompt written notice to the Stockholders of its intention to effect such sale or registration and, subject to Sections 4(b) and 4(c), shall include in such transaction all Registrable Common Stock with respect to which the Company has received a written request from the Stockholders for inclusion therein within 15 days after the receipt of the Company's notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Stockholder's right to immediately request a Demand Registration hereunder. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement.

      (b) Priority on Primary Registrations. If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated
(i) first, to the securities the Company proposes to sell, (ii) second, to the Registrable Common Stock requested to be included therein by the Stockholders, and (iii) third, among other securities requested to be included in such registration by other security holders of the Company on such basis as such holders may agree among themselves and the Company.

      (c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of the Company's securities other than Registrable Common Stock or on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such effect, allocated (i) first, to other securities requested to be included in such registration by other security holders and the Company, pro rata among such holder(s) and the Company on the basis of the number of shares requested to be registered by them, and (ii) second, to Registrable Common Stock requested to be included therein by the Stockholders.

      5. Other Registrations.

      The Company shall not grant to any Person the right, other than as set forth herein and except to employees of the Company with respect to registrations on Form S-8 and with respect to registrations on Form S-4 (or any successor forms thereto), to request the Company to register any securities of the Company except such rights as are (a) not more favorable than or inconsistent with the rights granted to the Stockholders, and (b) that do not adversely affect the priorities set forth herein of the Stockholders.

      6. Selection of Underwriters.

      If any of the Registrable Common Stock covered by a Demand Registration Statement or a Shelf Registration Statement is to be sold in an underwritten offering, the Stockholders shall have the right to select the managing underwriter(s) to administer the offering subject to the prior approval of the Company, which approval shall not be unreasonably withheld.

      7. Holdback Agreements.

      Each of the Stockholders (regardless of whether or not such Stockholder is a selling Stockholder in any underwritten Demand Registration, Piggyback Registration or Shelf Registration, and, in each case, with respect to the Shares not included in such underwritten offering) and the Company agrees not to, and the Company shall exercise its best efforts to obtain from its directors and executive officers, and commercially reasonable efforts to obtain from its beneficial owners of 5% or more of the Company's outstanding voting stock, agreements (in the underwriters' customary form) not to, directly or indirectly offer, sell, pledge, contract to sell, (including any short sale), grant any option to purchase or otherwise dispose of any equity securities of the Company or enter into any hedging transaction relating to any equity securities of the Company during the 90 days beginning on the effective date of any underwritten Demand Registration Statement or any underwritten Piggyback Registration Statement or the pricing date of any underwritten offering pursuant to a Shelf Registration Statement (except as part of such underwritten registration or pursuant to registrations on Form S-8 or S-4 or any successor forms thereto) unless the underwriter managing the offering otherwise agrees to a shorter period, provided, however, that if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the holdback period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the holdback period, the restrictions imposed by this Section 7 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company's securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

      The Company may impose stop-transfer instructions with respect to the Registrable Common Stock or other securities subject to the foregoing restriction until the end of the applicable "holdback" period.

      In addition, to the extent that the terms of the holdback agreements of any of the Stockholders provide for more favorable terms than those of the Company, its executive officers or directors, then the terms of the holdback agreements of the Company, its executive officers and directors shall be amended to be consistent with those of the Stockholders.

      8. Procedures.

      (a) Whenever the Stockholders request that any Registrable Common Stock be registered or sold pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

                  (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and at least five (5) Business Days before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any prospectus supplement for a shelf takedown), furnish to the Stockholders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Stockholders, the exhibits incorporated by reference, and the Stockholders (and the underwriter(s), if any) shall have the opportunity to review and comment thereon, and the Company will make such changes and additions thereto as reasonably requested by the Stockholders (and the underwriter(s), if any) prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective as set forth in Section 2 hereof, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Stockholders thereof set forth in such Registration Statement and, in the case of the Shelf Registration Statement, prepare such prospectus supplements containing such disclosures as may be reasonably requested by the Stockholders or any underwriter(s) in connection with each shelf takedown;

                  (iii) furnish to the Stockholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Stockholders and any underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;

                  (iv) use its best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as any underwriter(s) reasonably requests (in light of the Company's status as OTC-Other) to enable the Stockholder and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Common Stock (provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv),
            (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction);

                  (v) promptly notify the Stockholders and any underwriter(s), at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Stockholders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (vi) in the case of an underwritten offering, (i) enter into such agreements (including underwriting agreements in customary form), (ii) take all such other actions as the Stockholders or the underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, causing senior management and other Company personnel to cooperate with the Stockholders and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel in form, substance and scope as are customary in primary underwritten offerings, addressed and delivered to the underwriter(s) and the Stockholders;

                  (vii)  in connection with any Demand Registration pursuant to
            Section 2 and each Fully Marketed Underwritten Offering requested by the Stockholders under Section 2 or 3, cause there to occur Full Cooperation and, in all other cases, cause members of senior management of the Company to be available to participate in, and to cooperate with the underwriter(s) in connection with customary marketing activities (including select conference calls and one-on-one meetings with prospective purchasers);

                  (viii) make available for inspection by the Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Stockholders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholders, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (ix) use its best efforts to cause all such Registrable Common Stock to be listed or qualified on each securities exchange on which securities of the same class issued by the Company are then listed or traded or, if no such similar securities are then listed or traded, on Nasdaq or a national securities exchange on which the Registrable Common Stock may be listed and traded;

                  (x) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

                  (xi) if requested, cause to be delivered, immediately prior to the pricing of any underwritten offering, immediately prior to effectiveness of each Registration Statement (and, in the case of an underwritten offering, at the time of closing of the sale of Registrable Common Stock pursuant thereto), letters from the Company's independent registered public accountants addressed to the Stockholders and each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary underwritten public offerings; and

                  (xii) promptly notify the Stockholders and the underwriter or underwriters, if any:

                         (1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

                         (2) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus;

                         (3) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

                         (4) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.

      (b) The Company represents and warrants that no Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading (except that the Company makes no representation or warranty with respect to information relating to the Stockholders furnished to the Company by or on behalf of the Stockholders specifically for use therein).

      (c) The Company shall make available to the Stockholders (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the

SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and
(ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Stockholders or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Common Stock. The Company will promptly notify the Stockholders of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.

      (d) The Company may require the Stockholders to furnish to the Company any other information regarding the Stockholders and the distribution of such securities as the Company reasonably determines, based on the advice of counsel, is required to be included in any Registration Statement.

      (e) The Company shall not permit any officer, director, underwriter, broker or any other person acting on behalf of the Company to use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Common Stock, without the prior written consent of the Stockholder and any underwriter which consent shall not be unreasonably withheld or delayed. Any consent to the use of a free writing prospectus included in an underwriting agreement to which the Stockholders are parties shall be deemed to satisfy the requirement for such consent.

      9. Registration Expenses.

      (a) All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees (including SEC registration fees and NASD filing fees), fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent's and registrar's fees, cost of printing and distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Common Stock, shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. Notwithstanding the foregoing, the Stockholders will use commercially reasonable efforts to negotiate with the underwriter(s) to any offerings for the payment by the underwriter(s) of 50% of any expenses incurred in any road-shows. If any Stockholders attend any road-show, whether in domestic or foreign locations, the Stockholders shall be reimbursed only for their reasonable expenses in connection therewith (e.g. use of private planes will not be reimbursed).

      (b) In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration, Piggyback Registration or any Fully Marketed Underwritten Offering under each of the foregoing), the Company shall pay, or shall reimburse the Stockholders for, the reasonable fees and disbursements of one law firm chosen by the Stockholders as their counsel.

      (c)   The obligation of the Company to bear the expenses described in
Section 9(a) and to pay or reimburse the Stockholders for the expenses described in Section 9(b) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur.

      10. Indemnification.

      (a) The Company shall indemnify, to the fullest extent permitted by law, the Stockholders and their respective officers, directors, employees and Affiliates and each Person who controls the Stockholders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any "issuer free writing prospectus" (as defined in Securities Act Rule 433) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable "blue sky" laws, except insofar as the same are made in reliance and in conformity with information relating to the Stockholders furnished in writing to the Company by the Stockholders expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriter(s), their officers, employees and directors and each Person who controls such underwriter(s) (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Stockholders.

      (b) In connection with any Registration Statement in which the Stockholders are participating, the Stockholders shall furnish to the Company, in writing, such information as the Company reasonably determines, based on the advice of counsel, is required to be included in any such Registration Statement or Prospectus and shall indemnify, to the fullest extent permitted by law, the Company, its officers, employees, directors, Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the

Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to the Stockholders furnished in writing to the Company by the Stockholders expressly for use therein.

      (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

      (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

      (e) If the indemnification provided for in or pursuant to this Section 10 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholders be greater in amount than the amount of net proceeds received by the Stockholders upon such sale.

      11. Rule 144.

      The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Stockholders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Stockholders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Stockholders, the Company will deliver to the Stockholders a written statement as to whether it has complied with such information and requirements.

      12. Transfer of Registration Rights.

      (a) The Stockholders may transfer all or any portion of their then-remaining rights under Sections 2, 3, 4, 6, 7, 8, 9, 10, 11, and 13 of this Agreement to any transferee who acquires at least 1,000,000 shares of the Registrable Common Stock initially received by the Stockholders pursuant to the Stock Purchase Agreement (each, a "transferee"). Any transfer of registration rights pursuant to this Section 12 shall be effective upon receipt by the Company of (x) written notice from the Stockholders stating the name and address of any transferee and identifying the amount of Registrable Common Stock with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement from the transferee to be bound by all of the terms of this Agreement. In connection with any such transfer, the term "Stockholders" as used in this Agreement shall, where appropriate to assign such rights to such transferees, be deemed to refer to the transferee holders of such Registrable Common Stock. The Stockholders and such transferees may exercise the registration rights hereunder in such proportion (not to exceed the then-remaining rights hereunder) as they shall agree among themselves.

      (b) After such transfer, the Stockholders shall retain their rights under this Agreement with respect to all other Registrable Common Stock owned by the Stockholders. Upon the request of the Stockholders, the Company shall execute a Registration Rights Agreement with such transferee or a proposed transferee substantially similar to the applicable sections of this Agreement.

      13. Termination. This Agreement shall terminate upon the later to occur of
(i) five (5) years from the date hereof, and (ii) when, in the opinion of counsel to the Stockholders, all outstanding Registrable Common Stock may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto.

      14. Miscellaneous.

      (a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholders, shall also be sent via e-mail,

            If to the Company:

                  TransTechnology Corporation
                  700 Liberty Avenue
                  Union, NJ 07083
                  Attention: Joseph F. Spanier
                  Facsimile No.: (908) 686-6921
                  Email: jspanier@ttccorp.com

            with a copy to (which shall not constitute notice):

                  Wells Fargo Securities, LLC
                  123 N. Wacker Drive, Suite 1150
                  Chicago, IL 60606
                  Attention: Stephen T. Moss
                  Facsimile No.: (312) 762-9059
                  Email: steve.moss@wellsfargo.com

                  And

                  Hahn Loeser & Parks, LLP
                  3300 BP Tower, 200 Public Square
                  Cleveland, Ohio 44114-2301
                  Attention: F. Ronald O'Keefe, Esq.
                  Facsimile No.: (216) 241-2824
                  Email: frokeefe@hahnlaw.com

      If to the Stockholders to the address set forth in Schedule A and if to any transferee Stockholders, to the address of such transferee Stockholders set forth in the transfer documentation provided to the Company, in each case with copies to (which shall not constitute notice) their respective counsel at the address set forth in Schedule A, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

      (b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      (c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. If the outstanding Common Stock is converted into or exchanged or substituted for other securities issued by any other Person, as a condition to the effectiveness of the merger, consolidation, reclassification, share exchange or other transaction pursuant to which such conversion, exchange, substitution or other transaction takes place, such other Person shall automatically become bound hereby with respect to such other securities constituting Registrable Common Stock and, if requested by the Stockholders or a permitted transferee, shall further evidence such obligation by executing and delivering to the Stockholders and such transferee a written agreement to such effect in form and substance satisfactory to the Stockholders.

      (d) Governing Law. The internal laws of Delaware shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties, without regard to its principles of conflicts of laws that would implicate the substantive or procedural laws of any other jurisdiction.

      (e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 14(a) shall be deemed effective service of process on such party.

      (f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      (g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      (h) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

      (i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

      (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      (k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholders.

      (l) Aggregation of Stock. All Registrable Common Stock held by or acquired by any Person who is an Affiliate of any of the Stockholders will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

      (m) Equitable Relief. The parties hereto agree that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

                            [Execution Page Follows]

      IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.


TRANSTECHNOLOGY CORPORATION

By: /s/ Robert L.G. White
    --------------------------------
    Name:  Robert L.G. White
    Title: President & CEO

TINICUM CAPITAL PARTNERS II, L.P.

By: TINICUM LANTERN II, L.L.C.

Its  General Partner

By: /s/ Eric Ruttenberg
    --------------------------------
    Name:  Eric Ruttenberg
    Title: Co-Managing Member

TINICUM CAPITAL PARTNERS PARALLEL FUND II, L.P.

By: TINICUM LANTERN II, L.L.C.

Its  General Partner

By: /s/ Eric Ruttenberg
    ---------------------------------
    Name:  Eric Ruttenberg
    Title: Co-Managing Member

TERRIER PARTNERS LP

By: B DOGGY LLC,
its General Partner

By: Bobby Melnick,
its Managing Member

By: /s/ Bobby Melnick
    ---------------------------------

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P.

By:  Wynnefield Capital Management, LLC,
     its General Partner

By: /s/ Joshua H. Landes
    -------------------------------------
    Joshua H. Landes, Co-Managing Member

WYNNEFIELD PARTNERS SMALL CAP VALUE, L.P. I

By: Wynnefield Capital Management, LLC,
    its General Partner

By:  /s/ Joshua H. Landes
     ------------------------------------
     Joshua H. Landes, Co-Managing Member

                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

By:  Wynnefield Capital, Inc.,
     its Investment Manager

By: /s/ Joshua H. Landes
    ------------------------------------
    Joshua H. Landes

                                                                       EXHIBIT A

                              PLAN OF DISTRIBUTION

      TransTechnology Corporation [or such defined term] is registering the shares of common stock covered by this prospectus for the selling stockholders. As used in this prospectus, "selling stockholders" includes the donees, transferees, pledgees or others who may later hold the selling stockholders' interests. Pursuant to a registration rights agreement, dated as of February 17, 2006, TransTechnology Corporation agreed to register the common stock owned by the selling stockholders and to indemnify the selling stockholders against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, TransTechnology Corporation also agreed to pay the costs and fees of registering the shares of common stock; however, the selling stockholders will pay any brokerage commissions or underwriting discounts relating to the sale of the shares of common stock.

      The selling stockholders may sell the common stock being offered hereby in one or more of the following ways at various times:

   o  to underwriters for resale to the public or to institutional investors;

   o  directly to institutional investors; or

   o  through agents to the public or to institutional investors.

      The selling stockholder may offer its shares of common stock in one or more offerings pursuant to one or more prospectus supplements, if required by applicable law, and any such prospectus supplement will set forth the terms of the relevant offering to the extent required. To the extent the shares of common stock offered pursuant to a prospectus supplement remain unsold, the selling stockholders may offer those shares of common stock on different terms pursuant to another prospectus supplement.

      The selling stockholders will act independently of TransTechnology Corporation in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the common stock on any national securities exchange on which the common stock may be listed and traded or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. If underwriters are used in the sale, the common stock will be acquired by the underwriters for their own account and may be resold at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. A distribution of the common stock by the selling stockholders may also be effected through the issuance by the selling stockholders or others of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

      In addition, the selling stockholders may sell some or all of the shares of common stock covered by this prospectus through:

   o a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

   o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

   o ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

   o  privately negotiated transactions.

      The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

   o enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from the selling stockholders to close out its short positions;

   o sell common stock short itself and redeliver such shares to close out its short positions;

   o enter into option or other types of transactions that require the selling stockholders to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

   o loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

      In addition, _____________ may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from _____________ or others to settle such sales and may use securities received from _____________ to close out any related short positions. _____________ may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

      The applicable prospectus supplement will set forth the terms of the offering of the common stock covered by this prospectus, including:

   o the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any; and

   o the public offering price of the common stock and the proceeds to the selling stockholders and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any.

      Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or rea5llowed or paid to underwriters, dealers or agents may be changed from time to time.

      The selling stockholders may negotiate and pay broker-dealers' commissions, discounts or concessions for their services. Broker-dealers engaged by the selling stockholders may allow other broker-dealers to participate in resales. The selling stockholders and any broker-dealers involved in the sale or resale of the common stock may qualify as "underwriters" within the meaning of
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If any the selling stockholders qualifies as an "underwriter," it will be subject to the prospectus delivery requirements of
Section 5(b)(2) of the Securities Act.

      In addition to selling its common stock under this prospectus, the selling stockholders may:

   o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act;

   o transfer its common stock in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer;

   o sell its common stock under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144; or

   o  sell its common stock by any other legally available means.

                                   SCHEDULE A

                  Tinicum Capital Partners II, L.P.
                  and Tinicum Capital Partners II Parallel Fund, L.P. c.o. Tinicum Incorporated
                  Attention: Eric Ruttenberg
                  800 Third Avenue
                  New York, NY 10022
                  Facsimile No.: (212) 446-9333
                  Email: eruttenberg@tinicum.com

                        with copies to
                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York 10036-6522
                        Attention: Richard J. Grossman, Esq.
                        Facsimile No.: (212) 735-2000
                        Email: rgrossma@sckadden.com

                  Terrier Partners LP
                  Attention: Bobby Melnick
                  145 E. 57th Street, 10th Floor
                  New York, NY 10022
                  Email: bdoggy@banet.net

                  Wynnefield Partners Small Cap Value, L.P.,
                  Wynnefield Partners Small Cap Value, L.P. I and
                  Wynnefield Small Cap Value Offshore Fund, Ltd.
                  c.o. Wynnefield Capital, Inc.
                  Attention: Nelson Obus
                  450 Seventh Avenue, Suite 509
                  New York, NY 10123
                  Facsimile: (212) 760-0824
                  Email: nobus@wynnefieldcapital.com